Exhibit 99.1  Press Release

PRESS RELEASE

From:              Massachusetts Fincorp, Inc.
Contact:           Paul C. Green
                   President and Chief Executive Officer
Corporate Office:  70 Quincy Avenue
                   Quincy, Massachusetts 02169
Telephone:         (617) 769-1100

FOR IMMEDIATE RELEASE

        MASSACHUSETTS FINCORP ANNOUNCES STOCK DIVIDEND AND RENEWAL OF
                          STOCK REPURCHASE PROGRAM

Quincy, MA - April 23, 2001: Massachusetts Fincorp, Inc. (OTCBB: MAFN) today announced that the Company's Board of Directors declared a 10% stock dividend payable on May 21, 2001 to shareholders of record on May 7, 2001. Stockholders will receive one share of common stock for each ten shares they hold on the record date.

Further, the Board of Directors cancelled the current stock repurchase plan, under which no shares had been repurchased. The Board then announced a new repurchase plan, under which the Company intends to repurchase up to 5% of its outstanding shares, after taking into account the previously mentioned stock dividend. This share repurchase would amount to 28,503 shares. The Company will repurchase shares from time to time in the open market at management discretion over the next six months, commencing on or after April 26, 2001, and expiring on October 26, 2001.

Paul C. Green, President and Chief Executive Officer, indicated that the Board of Directors approved the stock dividend and repurchase program in view of the current price level of the Company's common stock and in keeping with its commitment to enhancing shareholder value. The Company currently has 518,231 shares outstanding.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather the statements are based on the Company's current expectations regarding its business strategies and their intended results for its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements.

Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.